Exhibit 99-1

GOLDFIELD ANNOUNCES STRONG 2020 THIRD-QUARTER ELECTRICAL CONSTRUCTION MARGIN AND RECORD NINE-MONTH REVENUE

MELBOURNE, Florida, November 4, 2020 - The Goldfield Corporation (NYSE American: GV), a leading provider of electrical construction services for the utility industry and industrial customers, today announced financial results for the three and nine months ended September 30, 2020. Through its subsidiaries, Power Corporation of America (“PCA”), C and C Power Line, Inc., Southeast Power Corporation and Precision Foundations, Inc., Goldfield provides electrical construction services primarily in the Southeast, mid-Atlantic, and Texas-Southwest regions of the United States. Goldfield is also engaged in real estate development operations of residential properties on the east coast of Central Florida.

Acting Co-CEO and President of PCA Jason M. Spivey said, “Our electrical construction operations were strong during the third quarter, led by increased MSA project activity across all service lines in the mid-Atlantic region, improved MSA and non-MSA project activity in the Southeast region, as well as additional storm work. Our backlog remains solid, and the project pipeline has been active. While we have not been materially adversely impacted by COVID-19 to date, we continue to monitor the effects it may have on our customers as well as our operations.”

Acting Co-CEO and Chief Financial Officer Stephen R. Wherry added, “Our strong financial performance through the first nine months of 2020 included record nine-month revenue, as well as an 11 percent improvement in electrical construction revenue and a 255 basis point increase in electrical construction gross margin. Even as we and our customers continue to navigate these uncertain times, we believe the outlook is solid for the markets we serve, providing the opportunity to achieve long-term shareholder value.”

NINE MONTHS ENDED SEPTEMBER 30, 2020

For the nine months ended September 30, 2020, compared to the same period in 2019:

•

Electrical construction revenue increased 11.3%, or $14.0 million, to $137.8 million from $123.8 million, primarily due to increased master service agreements (“MSAs”) and non-MSA transmission project volume in the Southeast region, continued growth in MSA project activity and service line expansion in the Texas-Southwest region and increased storm work, partially offset by lower MSA activity in the mid-Atlantic region mostly in the first half of the year.

•	Real estate development revenue declined to $3.3 million from $12.8 million primarily due to the decrease in the number and type of units sold and the timing of completion of units available for sale.
•	Consolidated revenue increased 3.3%, or $4.5 million, to $141.0 million from $136.6 million, primarily due to improved electrical construction revenue offset by lower real estate development activity.

•

Gross margin on electrical construction improved to 17.2% from 14.7%, primarily attributable to increased MSA activity and service line expansion in the Texas-Southwest region, as well as higher foundation construction activity with increased margins. These improvements were partially offset by lower transmission project activity, mainly due to the delayed start-up of a newly awarded MSA in the mid-Atlantic region, mostly in the first half of the year.

•	Gross margin on real estate development increased to 32.7% from 27.0% primarily due to the type of units sold.
•

Operating income increased 9.8% to $7.3 million from $6.6 million primarily due to higher electrical construction gross profit, partially offset by higher selling, general and administrative (“SG&A”) and depreciation expenses and lower real estate development gross profit. SG&A expenses were primarily impacted by a one-time expense of approximately $1.4 million due to the settlement of amounts owed, including employment agreement and death benefits, to the estate of the former Chief Executive Officer who passed away in August 2020.

•

Net income increased 33.8% to $5.0 million, or $0.21 per share, from $3.8 million, or $0.15 per share, primarily due to higher revenue and improved gross margin in electrical construction operations, as well as lower tax expense due to adjustments related to the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), partially offset by lower real estate development activity and higher SG&A and depreciation expenses.

•

EBITDA (a non-GAAP measure(1)) increased 10.6% to $16.4 million compared to $14.8 million primarily due to improved electrical construction gross profit, partially offset by higher SG&A expense and lower real estate development gross profit.

THREE MONTHS ENDED SEPTEMBER 30, 2020

For the quarter ended September 30, 2020, compared to the same period in 2019:

•

Electrical construction revenue increased 11.3% to $48.1 million from $43.2 million due to increased MSA project activity in the mid-Atlantic region, increased MSA and non-MSA project volume in the Southeast region and increased storm work, partially offset by lower transmission-related MSA activity in the Texas-Southwest region.

•

Real estate development revenue operations declined $1.2 million, to $0.4 million from $1.6 million, primarily due to the decrease in the number of units sold and the timing of completion of units available for sale.

•

Consolidated revenue increased 8.2% to $48.4 million from $44.7 million, attributable to improved electrical construction operations project activity, partially offset by lower real estate development activity.

•	Gross margin on electrical construction grew to 17.5% from 14.8%, primarily attributable to increased project activity in expanded service lines at higher gross margins across all regions.
•	Gross margin on real estate development decreased to 32.9% from 33.5% primarily due to the type of units sold.

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•

Operating income decreased 9.4% to $1.9 million from $2.1 million, mainly due to higher SG&A and depreciation expenses and lower real estate development gross profit, partially offset by improved electrical construction gross profit. SG&A expenses were primarily impacted by a one-time expense of approximately $1.4 million due to the settlement of amounts owed, including employment agreement and death benefits, to the estate of the former Chief Executive Officer.

•

Net income decreased 6.0% to $1.1 million, or $0.04 per share, from $1.2 million, or $0.05 per share, primarily due to higher SG&A and depreciation expenses and lower real estate development activity, partially offset by increased revenue and improved gross margin in electrical construction operations.

•

EBITDA (a non-GAAP measure (1)) increased 3.0% to $5.0 million compared to $4.9 million primarily due to improved electrical construction gross profit, partially offset by higher SG&A expense and lower real estate development gross profit.

Backlog (a non-GAAP measure(1))

At September 30, 2020, total backlog increased 105.4% to $385.2 million from $187.5 million at September 30, 2019, primarily attributable to the award of three new MSAs during the twelve months ending September 30, 2020. Total backlog includes total revenue estimated over the remaining life of the MSAs plus estimated revenue from fixed-price contracts.

The Company’s 12-month electrical construction backlog increased 57.5% to $151.2 million from $96.0 million at September 30, 2019, mainly due to new MSAs and a higher level of project activity.

Backlog is estimated at a particular point in time and is not determinative of total revenue in any particular period. It does not reflect future revenue from a significant number of short-term projects undertaken and completed between the estimated dates.

Conference Call

The Company will host a conference call and webcast to discuss results at 10 a.m. Eastern time on Thursday, November 5, 2020. To participate in the conference call via telephone, please dial (866) 373-3407 (domestic) or (412) 902-1037 (international) at least five minutes prior to the start of the event. Goldfield will also webcast the conference call live via the internet. Interested parties may access the webcast at: https://78449.themediaframe.com/dataconf/productusers/gv/mediaframe/41620/indexl.html or through the Investor Relations section of the Company’s website at http://www.goldfieldcorp.com. Please access the website at least 15 minutes prior to the start of the call to register and download and install any necessary audio software. The webcast will be archived at this link or through the Investor Relations section of the Company’s website for six months.

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About Goldfield

Goldfield is a leading provider of electrical construction services engaged in the construction of electrical infrastructure for the utility industry and industrial customers, primarily in the Southeast, mid-Atlantic and Texas-Southwest regions of the United States. For additional information on our third quarter 2020 results, please refer to our report on Form 10-Q being filed with the Securities and Exchange Commission and visit the Company’s website at http://www.goldfieldcorp.com.

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(1) Represents Non-GAAP Financial Measure - The non-GAAP financial measures used in this earnings release are more fully described in the accompanying supplemental data and reconciliation of the non-GAAP financial measures to the reported GAAP measures. The EBITDA non-GAAP measure in this press release and on The Goldfield Corporation’s website is provided to enable investors and analysts to evaluate the Company’s performance excluding the effects of certain items that impact the comparability of operating results between reporting periods and compare the Company’s operating results with those of its competitors. EBITDA should be used to supplement, and not in lieu of, results prepared in conformity with GAAP. Because not all companies use identical calculations, the presentations of EBITDA and Backlog may not be comparable to other similarly-titled measures of other companies. The Backlog non-GAAP financial measure in this press release enables management to more effectively forecast our future capital needs and results and better identify future operating trends that may not otherwise be apparent. The Company believes this measure is also useful for investors in forecasting our future results and comparing us to our competitors. While the Company believes that our methodology of calculation is appropriate, such methodology may not be comparable to that employed by some other companies.

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Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 throughout this document. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” and “continue” or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Factors that may affect the results of our operations include, among others: the level of construction activities by public utilities; the concentration of revenue from a limited number of utility customers; the loss of one or more significant customers; the timing and duration of construction projects for which we are engaged; our ability to estimate accurately with respect to fixed price construction contracts; and heightened competition in the electrical construction field, including intensification of price competition. Other factors that may affect the results of our operations include, among others: adverse weather; natural disasters; global pandemics; effects of climate changes; changes in generally accepted accounting principles; ability to obtain necessary permits from regulatory agencies; our ability to maintain or increase historical revenue and profit margins; general economic conditions, both nationally and in our region; adverse legislation or regulations; availability of skilled construction labor and materials and material increases in labor and material costs; and our ability to obtain additional and/or renew financing. Other important factors which could cause our actual results to differ materially from the forward-looking statements in this press release are detailed in the Company’s Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operation sections of our Annual Report on Form 10-K and Goldfield’s other filings with the Securities and Exchange Commission, which are available on Goldfield’s website: http://www.goldfieldcorp.com. You should not assume that material events subsequent to the date of this press release have or have not occurred. We may not update these forward-looking statements, even in the event that our situation changes in the future, except as required by law.

For further information, please contact:

The Goldfield Corporation

Kristine Walczak

T: 312-898-3072

kwalczak@effectivecorpcom.com

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The Goldfield Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue
Electrical construction	$48,056,897	$43,182,197	$137,794,907	$123,773,883
Real estate development	364,900	1,550,684	3,250,563	12,819,473
Total revenue	48,421,797	44,732,881	141,045,470	136,593,356
Costs and expenses
Electrical construction	39,640,718	36,789,515	114,042,479	105,597,926
Real estate development	244,813	1,031,373	2,187,998	9,360,449
Selling, general and administrative	3,633,799	2,162,360	8,581,365	7,033,244
Depreciation and amortization	3,056,457	2,728,988	8,950,772	8,048,549
(Gain) loss on sale of property and equipment	(25,831)	(45,504)	2,915	(77,571)
Total costs and expenses	46,549,956	42,666,732	133,765,529	129,962,597
Total operating income	1,871,841	2,066,149	7,279,941	6,630,759
Other income (expense), net
Interest income	29,245	28,311	58,939	71,082
Interest expense, net of amount capitalized	(215,063)	(367,244)	(761,118)	(1,130,798)
Other income, net	38,195	27,199	121,199	91,736
Total other expense, net	(147,623)	(311,734)	(580,980)	(967,980)
Income before income taxes	1,724,218	1,754,415	6,698,961	5,662,779
Income tax provision	632,467	592,413	1,665,769	1,902,034
Net income	$1,091,751	$1,162,002	$5,033,192	$3,760,745

Net income per share of common stock — basic	$0.04	$0.05	$0.21	$0.15

Net income per share of common stock — diluted	$0.04	$0.05	$0.21	$0.15

Weighted average shares outstanding
Basic	24,522,534	24,522,534	24,522,534	24,523,731
Diluted	24,554,324	24,522,534	24,533,208	24,523,731

The Goldfield Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$20,593,879	$23,272,156
Accounts receivable and accrued billings, net	27,483,338	23,930,655
Costs and estimated earnings in excess of billings on uncompleted contracts	24,328,912	9,321,368
Income taxes receivable	562,508	1,482,618
Residential properties under construction	919,020	2,060,364
Prepaid expenses	1,216,441	924,733
Other current assets	578,805	46,186
Total current assets	75,682,903	61,038,080
Property, buildings and equipment, at cost, net	59,166,078	55,073,579
Deferred charges and other assets	24,596,830	13,255,519
Total assets	$159,445,811	$129,367,178
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$16,355,664	$13,881,277
Current portion of notes payable, net	13,895,635	7,769,497
Accrued remediation costs	80,420	75,545
Other current liabilities	5,108,960	2,612,449
Total current liabilities	35,440,679	24,338,768
Deferred income taxes	10,078,684	9,008,765
Accrued remediation costs, less current portion	389,950	398,877
Notes payable, less current portion, net	26,388,948	24,402,926
Other accrued liabilities	15,873,328	5,047,088
Total liabilities	88,171,589	63,196,424
Commitments and contingencies
Stockholders’ equity
Common stock	2,781,377	2,781,377
Capital surplus	18,551,959	18,481,683
Retained earnings	53,380,990	48,347,798
Common stock in treasury, at cost	(3,440,104)	(3,440,104)
Total stockholders’ equity	71,274,222	66,170,754
Total liabilities and stockholders’ equity	$159,445,811	$129,367,178

The Goldfield Corporation and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA

EBITDA, a non-GAAP performance measure used by management, is defined as net income (loss) plus: interest expense, provision for income taxes and depreciation and amortization, as shown in the table below. EBITDA, a non-GAAP financial measure, does not purport to be an alternative to net income (loss) as a measure of operating performance. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly-titled measures of other companies. We use, and we believe investors benefit from the presentation of, EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our consolidated financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

The following table provides a reconciliation of our net income to EBITDA (a non-GAAP financial measure) for the periods as indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
EBITDA	2020	2019	2020	2019
Net income (GAAP as reported)	$1,091,751	$1,162,002	$5,033,192	$3,760,745
Interest expense, net of amount capitalized	215,063	367,244	761,118	1,130,798
Provision for income taxes	632,467	592,413	1,665,769	1,902,034
Depreciation and amortization (1)	3,056,457	2,728,988	8,950,772	8,048,549
EBITDA	$4,995,738	$4,850,647	$16,410,851	$14,842,126
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(1) Depreciation and amortization includes depreciation on property, plant and equipment and amortization of finite-lived intangible assets.

The Goldfield Corporation and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Backlog

Backlog is a non-GAAP financial measure, however it is a common measurement used in our industry. Total backlog includes total revenue estimated over the remaining life of the MSAs plus estimated revenue from fixed-price contracts. We believe this measure enables management to more effectively forecast our future capital needs and results and better identify future operating trends that may not otherwise be apparent. We believe this measure is also useful for investors in forecasting our future results and comparing us to our competitors. While we believe that our methodology of calculation is appropriate, such methodology may not be comparable to that employed by some other companies. Given the duration of our contracts and MSAs and our method of calculating backlog, our backlog at any point in time may not accurately represent the revenue that we expect to realize during any period and our backlog as of the end of a fiscal year may not be indicative of the revenue we expect to earn in the following fiscal year and should not be viewed or relied upon as a stand-alone indicator. Consequently, we cannot provide assurance as to our customers’ requirements or our estimates of backlog.

The following table presents a reconciliation of our total backlog as of September 30, 2020 to our remaining unsatisfied performance obligation as defined under U.S. GAAP:

September 30, 2020
Total backlog	$385,183,504
Estimated MSAs	(313,911,324)
Estimated firm (1)	(1,836,420)
Total unsatisfied performance obligation	$69,435,760
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(1) Represents estimated backlog contract value as of September 30, 2020, on projects awarded.